EXHIBIT 23.2


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Deloitte &
    Touche
-------------------------------------------------------------------------------
                                     Suite 2000        Telephone: (604) 669-4466
                                     1055 Dunsmuir     Fascimile: (604) 685-0395
                                     PO Box 49279
                                     Four Bentall Centre
                                     Vancouver, British Columbia
                                     V7X 1P4

Board of Directors
Heng Fai China Industries, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8, as amended, of Heng Fai China Industries, Inc. of our report dated March 28, 1995, relating to the balance sheets of Heng Fai China Industries, Inc. as of December 31, 1994 and 1993 and the related statements of deficiency in assets, losses and deficit, and cash flows for each of the years in the three-year period ended December 31, 1994 which report appears in the December 31, 1994 annual report on Form 10-K of Heng Fai China Industries, Inc. which has been incorporated by reference in its entirety into the Registration Statement on Form S-8, as amended.



/s/ Deloitte & Touche
CHARTERED ACCOUNTANTS

Vancouver, British Columbia
October 16, 1995

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